Exhibit 21.1

                            Capitol Multimedia, Inc.
                              List of Subsidiaries


Name of Subsidiary                      State or Jurisdiction of Incorporation
------------------                      --------------------------------------

Animation Magic, Inc.                        Delaware

AOZT "AMI"                                   St. Petersburg, Russia

Client Server Technologies, Inc.             Massachusetts